Exhibit (g)(14)

 This Exhibit A, dated as of March 10, 2004, is Exhibit A to the Sub-Custodian Services Agreement dated February 18, 1999 among Harris Insight Funds Trust, PNC
                      Bank, N.A., and PFPC Trust Company.

                              HARRIS INSIGHT FUNDS

                   Harris Insight Government Money Market Fund
                        Harris Insight Money Market Fund
                   Harris Insight Tax-Exempt Money Market Fund
                   Harris Insight Short/Intermediate Bond Fund
                            Harris Insight Bond Fund
                  Harris Insight Ultra Short Duration Bond Fund
                       Harris Insight High Yield Bond Fund
                Harris Insight Intermediate Government Bond Fund
                Harris Insight Intermediate Tax-Exempt Bond Fund
                       Harris Insight Tax-Exempt Bond Fund
                   Harris Insight High Yield Select Bond Fund
                           Harris Insight Equity Fund
                 Harris Insight Small-Cap Aggressive Growth Fund
                         Harris Insight Core Equity Fund
                    Harris Insight Small-Cap Opportunity Fund
                       Harris Insight Small-Cap Value Fund
                            Harris Insight Index Fund
                          Harris Insight Balanced Fund
                        Harris Insight International Fund
                      Harris Insight Emerging Markets Fund


HARRIS INSIGHT FUNDS TRUST


By:  __________________________
     Peter P. Capaccio
Title:  President

PNC BANK, N.A.                              PFPC TRUST COMPANY


By:  ___________________________    ______________________________

Title:                              Title: